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Exhibit 3.45

CERTIFICATE OF INCORPORATION

OF

INTEGCOM CORP.

        The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

        FIRST:    The name of the corporation is IntegCom Corp.

        SECOND:    The address of the initial registered and principal office of this corporation in this state is do United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

        THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

        FOURTH:    The corporation shall be authorized to issue an aggregate of 12,000,000 shares of stock in the following manner:

Class	Number of Shares	Par Value
Common Stock	10,000,000	$.01
Preferred Stock	2,000,000	$.01

        The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Stock are as follows:

          Shares of Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the board of directors; and in such resolution or resolutions providing for the issue of shares of each particular series; the board of directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

          All shares of Preferred Stock in any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank, regardless of the series, and shall be identical in all respects except as to the particulars fixed by the board as hereinabove provided or as fixed herein.

        FIFTH:    The name and address of the incorporator is as follows:

NAME	ADDRESS
Kenneth T. Cascone	c/o Cascone & Cole 711 Third Avenue New York, NY 10017

        SIXTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1)   The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

          (2)   The board of directors shall have power without the assent or vote of the stockholders:

            (a)   To make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

            (b)   To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

          (3)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

        SEVENTH:    No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

        EIGHTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or the class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        NINTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 16th day of November, 1999.

/s/ Kenneth T. Cascone
Kenneth T. Cascone, Incorporator

 CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

INTEGCOM CORP.

Under Section 242 of the Delaware General Corporation Law

        IntegCom Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

  1.
  The name of the Corporation is IntegCom Corp. (the "Corporation").

  2.
  The Certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware on November 18, 1999.

  3.
  The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation.

  4.
  To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the Corporation, is hereby amended to read as follows:

    "FIRST; The name of the Corporation is Diversified Security Solutions, Inc.

  5.
  The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by consent in writing of all the members of the Board of Directors and authorized by the shareholders.

June 29, 2001

/s/ Irwin F. Witcosky
Irwin F. Witcosky
Executive Vice President & Secretary

 CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF DIVERSIFIED SECURITY SOLUTIONS, INC.

Under Section 242 of the Delaware General Corporation Law

        Diversified Security Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware (the 'Corporation) hereby certifies as follows:

        The name of the Corporation is Diversified Security Solutions, Inc. (the 'Corporation').

        The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 18, 1999.

        Article FOURTH of the Certificate of Incorporation of the Corporation, is hereby amended to read as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is twelve million (12,000,000) shares, of which two million (2,000,000) shares having a par value of $01 per share are to be classified as Preferred Stock and ten million ($10,000,000) shares having a part value of $01 per share are to be classified as Common Stock."

          Each four (4) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding as of the close of business on August 30, 2001 (the "Record Date") shall be converted and reclassified into three (3) share of the Corporation's Common Stock, par value $.01 per share.

        The foregoing amendment of the Certificate of incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of' Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

August 28, 2001

/s/ Irwin F. Witcosky
Irwin F. Witcosky
Executive Vice President & Secretary

 CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

DIVERSIFIED SECURITY SOLUTIONS, INC.

Under Section 242 of the Delaware General Corporation Law

        Diversified Security Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware hereby certifies as follows:

  1.
  The name of the corporation is Diversified Security Solutions, Inc. (the "Corporation'):

  2.
  The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 18, 1999.

  3.
  The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation.

  4.
  To accomplish the foregoing amendment, the Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new article:

    FIRST:    The name of the Corporation is Henry Bros. Electronics, Inc.

  5.
  The foregoing amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

August 3. 2005

/s/ Brian Reach
Brian Reach
Secretary

 CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HENRY BROS. ELECTRONICS, INC.

Under Section 242 of the Delaware General Corporation Law

        Henry Bros. Electronics, Inc., a corporation organized arid existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

          1.     The Article Fourth of the Certificate of Incorporation is hereby amended in its entirety by striking out such Article and inserting in place thereof the following:

            FOURTH:    The corporation shall be authorized to issue an aggregate of 22,000,000 shares of stock in the following manner:

Class	Number of Shares	Par Value
Common Stock	20,000,000	$.01
Preferred Stock	2,000,000	$.01

        The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Stock are as follows:

            Shares of Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the board of directors; and in such resolution or resolutions providing for the issue of shares of each particular series; the board of directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

            All shares of Preferred Stock in any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank, regardless of the series, and shall be identical in all respects except as to the particulars fixed by the board as hereinabove provided or as fixed herein.

          2.     The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

        IN WITNESS WHEREOF, we have signed this Certificate this 11th day of November, 2009.

/s/ James F. Henry James E. Henry, Chief Executive Officer, Treasurer and Vice Chairman

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 CERTIFICATE OF MERGER

OF

HAMMER ACQUISITION INC.
(a Delaware corporation)

WITH AND INTO

HENRY BROS. ELECTRONICS, INC.
(a Delaware corporation)

        Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), Henry Bros. Electronics, Inc., a Delaware corporation (the "Corporation"), in connection with the merger of Hammer Acquisition Inc., a Delaware corporation ("MergerSub"), with and into the Corporation (the "Merger"), hereby certifies as follows:

        FIRST:    The name and state of incorporation of each of the constituent corporations to the Merger arc as follows:

Name	State of Incorporation
Henry Bros. Electronics, Inc.	Delaware
Hammer Acquisition Inc.	Delaware

        SECOND:    The Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 5, 2010, by and among the Corporation, Merger Sub and Kratos Defense & Security Solutions, Inc., a Delaware corporation, as amended, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the DGCL.

        THIRD:    The name of the surviving corporation shall be Henry Bros. Electronics, Inc. (the "Surviving Corporation").

        FOURTH:    The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Effective Time").

        FIFTH:    The Certificate of Incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law and such Certificate of Incorporation.

        SIXTH:    An executed copy of the Merger Agreement is on file at the office of the Surviving Corporation located at 17-01 Pollitt Drive, Fair Lawn, New Jersey 07410.

        SEVENTH:    A copy of the Merger Agreement will be furnished by the Surviving Corporation on request, without cost, to any stockholder of any constituent corporation.

        IN WITNESS WHEREOF, Henry Bros. Electronics, Inc., a Delaware corporation, has caused this Certificate of Merger to be signed by its duly authorized officer this 15 day of December, 2010.

HENRY BROS. ELECTRONICS, INC.
By:	/s/ James E. Henry
Name:	James E. Henry
Title:	Chief Executive Officer

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  Exhibit 3.45
CERTIFICATE OF INCORPORATION OF INTEGCOM CORP.
CERTIFICATE OF AMENDMENT of the CERTIFICATE OF INCORPORATION of INTEGCOM CORP. Under Section 242 of the Delaware General Corporation Law
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF DIVERSIFIED SECURITY SOLUTIONS, INC. Under Section 242 of the Delaware General Corporation Law
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF DIVERSIFIED SECURITY SOLUTIONS, INC. Under Section 242 of the Delaware General Corporation Law
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF HENRY BROS. ELECTRONICS, INC.
Under Section 242 of the Delaware General Corporation Law
CERTIFICATE OF MERGER OF HAMMER ACQUISITION INC. (a Delaware corporation) WITH AND INTO HENRY BROS. ELECTRONICS, INC. (a Delaware corporation)